JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY
          400 19TH STREET, MOLINE, ILLINOIS 61265-1390



BOB B. BROCK
Director, Customer Support
& Commercial Operations



14 July 1997



Jon D. Volkert
Senior Vice President,
Commercial & Consumer Lending Division
U.S. & Canada

Dear Jon:

This will document the agreement between John Deere Construction Equipment Company (JDCEC) and John Deere Capital Corporation
(JDCC) with regard to the various matters addressed below. Essential to the arrangement being documented will be continuation of the interaction, open communication, and spirit of cooperation which have characterized the parties' relationship in the past.

1.   JDCC  Recourse to JDCEC for Losses on Wholesale  and  Retail
Financing and/or Leasing

     JDCC will have no recourse to JDCEC for losses JDCC sustains in connection with JDCC's retail financing and/or leasing, except to the limited extent such recourse is specifically allowed under section 5.2 of the parties' 11 May 1993 Agreement Concerning Industrial Retail Notes (as amended 14 July 1997). JDCC will have no recourse to JDCEC for losses JDCC sustains in connection with JDCC's wholesale financing and/or leasing, except to the limited extent such recourse is specifically allowed under sections 2, 5, 6, and 9 of this letter. Any additional exceptions, whether for wholesale or retail financing and/or leasing, will require the advance written approval of JDCEC's Manager, Finance, and JDCEC's Controller.

2.  Inventory Verification

     JDCC will conduct verifications of dealer inventories, which will include JDCEC collateral, when and as requested by JDCEC. JDCEC may conduct its own verifications, which, if conducted, will include JDCC collateral. For each verification, each party will be responsible for the actual cost of verification attributable to its own collateral. JDCC and JDCEC will confer and agree on a method for allocating verification costs between them, which will be subject to future changes by further agreement of the parties.

     Verifications will be conducted in accordance with the Inventory Verification Procedures dated 29 August 1996 (as amended from time to time by agreement of the parties), unless the parties agree in writing to the use of other procedures.

     The party conducting an inventory verification will be responsible for any loss which the other party sustains on an extension of credit to the dealer and which is directly attributable to a failure, by the verifying party, to follow inventory verification procedures agreed upon by the parties.

3.  Administrative Support by JDCEC

     JDCEC will process JDCC's dealer charges and credits using JDCEC's standard dealer billing and payment system. For this service, JDCC will pay JDCEC a monthly fee in an amount to be agreed upon by the parties. The amount of this fee will be subject to annual review and renegotiation by the parties.

     In the event a dealer fails to make full and timely payment of the Amount Due Now appearing on its John Deere Statement of Account, JDCEC may reverse all JDCC-originated charges included in the Amount Due Now, provided JDCEC reverses all JDCC-originated credits (excluding any note or lease credits issued to the dealer by JDCC in connection with the disposition, by the dealer, of JDCEC's collateral, to the extent of the amount owed by the dealer to JDCEC for that collateral) included in calculating the Amount Due Now. Such a reversal will be for the sole purpose of allocating charges and credits between JDCC and JDCEC, and will not appear on the statement of the dealer involved. The dealer will remain fully liable for all indebtedness owed to either party.

4.  Provisional Credits

     JDCC will be responsible for any loss sustained by JDCEC in connection with a provisional credit which is taken by a dealer and not charged back to the dealer within 15 days (or such lesser number of days as the parties may agree upon in writing) after it was taken. Further, for each provisional credit for which JDCC is at risk by virtue of the preceding sentence, JDCC will pay JDCEC interest, at the prime rate (as defined in JDCEC's Dealer Terms Schedule, as amended from time to time by JDCEC), for:

     (1) the period beginning on the sixteenth day after the credit was taken and continuing to, but not including, the first day for which JDCEC charges the dealer involved past-due interest on account of the credit, and

     (2) any periods thereafter for which JDCEC charges the dealer involved past-due interest on account of the credit but does not collect such interest from the dealer.

5.  Subordination Agreements

     All requests for subordination affecting both JDCEC and JDCC collateral will be processed by JDCEC, in consultation with JDCC.
Any   subordination  agreement  affecting  both  JDCEC  and  JDCC collateral must be executed by JDCEC.

     JDCC and JDCEC will confer and agree on procedures for processing requests for subordination. After such agreement is concluded, JDCEC will be responsible for any loss which JDCC sustains on an extension of credit to a dealer and which is directly attributable to a failure, by JDCEC, to consult with JDCC, in accordance with such procedures, regarding a request for subordination affecting both JDCEC and JDCC collateral.

6.  Financing Statement Filings

     All financing statement filings concerning JDCEC's dealers will be processed by JDCEC and indicate JDCEC's Moline address.
JDCC and JDCEC will confer and agree on a collateral description to be used in such filings.

    If approved by counsel for the parties, JDCEC will:

     (1) mend the existing JDCEC "blanket" dealer filings to conform to the agreed-upon collateral description, and

     (2) allow the existing JDCC "blanket" dealer filings to lapse.

      As   JDCEC   receives  purchase  money  security   interest
notifications  from other creditors of dealers, it  will  provide
JDCC with a copy of each notification that pertains to a dealer then financed by JDCC.

     JDCC and JDCEC will confer and agree on procedures for transitioning from the current "dual filing" arrangement to the "single filing" arrangement agreed upon in this letter. Once the transition is completed, JDCEC will be responsible for any loss which JDCC sustains on an extension of credit to a dealer and which is directly attributable to:

     (1) an error or omission committed by JDCEC, following the transition, in filing or continuing a dealer financing statement
(unless the particular act or omission is approved in advance by JDCC), or

    (2) a failure, by JDCEC, to provide copies of purchase money security interest notifications as agreed in this letter.

7.  Equipment Remarketing Services Fees and Expenses

     For each sale which Equipment Remarketing Services (ERS) conducts on JDCC's behalf, JDCC will pay ERS a commission equal to 4% of the sale price and reimburse any direct, reasonable expenses incurred by ERS in connection with the equipment sold. The amount of this commission will be subject to annual review and renegotiation by the parties.

8.  Repossession of Dealer Collateral

     Each party will notify the other before repossessing any dealer assets. If one party proceeds with a repossession of dealer assets, it may take possession of the other's collateral, but will have no obligation to do so. If the repossessing party does take possession of the other party's collateral, it will hold that collateral until disposal instructions are received from the other party, and each party will be responsible for the actual costs of repossession and storage attributable to its own collateral.

     Each party will have the prerogative and responsibility to dispose of its own collateral, unless the parties agree otherwise following the repossession. Any such agreement will include an allocation of costs and potential risks (such as the risk of a challenge to the manner of disposition) acceptable to both parties.

    Each party may apply the entire proceeds of its collateral to the indebtedness owed it by the dealer involved before sharing any of the proceeds with the other party. However, to the extent permitted by law, any credit balance remaining after application of collateral proceeds to the indebtedness owed to one party will be applied to the indebtedness of the dealer involved to the other party.

9.  Approval of JDCC Repossessions by JDCEC

     JDCC will seek JDCEC's approval before proceeding with a repossession of dealer assets, and JDCC will not proceed with a planned repossession of dealer assets if JDCEC disapproves the repossession in writing. If a dealer is in default under its agreements with JDCC and JDCC desires to conduct a repossession, but does not do so due to JDCEC's disapproval, JDCEC will be responsible for any loss which JDCC sustains on its extension of credit to the dealer as a result of diminution in the value, or sale out of trust, of the collateral JDCC would have repossessed, but only to the extent the diminution in value or conversion of sale proceeds occurs during the period beginning when JDCEC disapproves JDCC's planned repossession and ending:

     (1)  when JDCC makes a new advance to the dealer involved,

     (2) when the dealer has cured its default with JDCC and has remained current thereafter with both JDCC and JDCEC for three consecutive months, or

     (3) upon such other date or event as JDCC and JDCEC may agree upon in writing, whichever occurs first.

10. 11 May 1993 Agreement Concerning Industrial Retail Notes

     The  parties'  11  May 1993 Agreement Concerning  Industrial
Retail Notes (as amended 14 July 1997) shall continue in full force and effect.

Please acknowledge your agreement to the foregoing by signing in the space provided below and return this letter to me. A duplicate original is enclosed for your files.


JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY

By:   /s/ Bob B. Brock
      --------------------------
      Bob B. Brock
      Director, Customer Support
      and Commercial Operations

Acknowledged and agreed to:
JOHN DEERE CAPITAL CORPORATION

By:   /s/ Jon D. Volkert
      --------------------------
      Jon D. Volkert
      Senior Vice-President

Date: 29 July 1997

                          AMENDMENT TO
          AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES


John Deere Construction Equipment Company ("Sales Company"), its successors and assigns; and John Deere Capital Corporation
("Capital Corporation") its successors and assigns; agree as follows:

                           Section 1.

Section 2.3 of the AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES dated 11 May 1993, is hereby deleted and replaced by the following.

2.3 Purchase Price. The purchase price of any Retail Note accepted by the Capital Corporation shall be the face amount of the Retail Note less both the finance charge and any separately stated insurance premiums.

                           Section 2.

Section 2.5 of the AGREEMENT CONCERNING INDUSTRIAL RETAIL NOTES dated 11 May 1993, is hereby deleted and replaced by the following.

2.5 Time of Payment. The purchase price shall be payable to the Sales Company upon acceptance by the Capital Corporation under
Section 2.1.

                           Section 3.

The parties mean for this Amendment to be construed broadly to give effect to their intent.

                           Section 4.

This Amendment shall be effective as of 1 November 1994.

Dated as of 14 July 1997.

JOHN DEERE CONSTRUCTION            JOHN DEERE CAPITAL
EQUIPMENT COMPANY                  CORPORATION

By:    /s/ Bob B. Brock            By:    /s/ Jon D. Volkert
       -----------------------            ---------------------
       Bob B. Brock                       Jon D. Volkert
Title: Director, Customer Support  Title: Senior Vice President
       and Commercial Operations